Exhibit 99.1
PowerSecure Reports Record Fourth Quarter Revenue and Profit
Wake Forest, N.C. — March 13, 2008 — PowerSecure International, Inc. (Nasdaq: POWR) today reported record revenue and profits for its fourth fiscal quarter of 2007, establishing all-time highs in both measures for any quarter in the Company’s history. Fourth quarter revenues were $36.9 million, up 6.9% versus the same period in fiscal 2006. Fourth quarter diluted earnings per share (“diluted E.P.S.”) was $0.43, up 87% versus the prior year period, and diluted E.P.S. from continuing operations was $0.48, up 118% versus the prior year period. The Company’s fourth quarter E.P.S. includes the impact of an anticipated loss on sale of the Company’s Metretek Florida subsidiary of ($0.06) recorded as a component of discontinued operations, as well as the recognition of a $0.12 positive tax expense benefit related to net operating loss carry forwards. Excluding these impacts, non-GAAP diluted E.P.S. was $0.38, up 65% versus the prior year period, and non-GAAP diluted E.P.S. from continuing operations was $0.37, up 68% versus the prior year period (referred to as “Adjusted diluted E.P.S.”, see non-GAAP reconciliation below).
The Company’s strong fourth quarter revenue results were driven by expanding core distributed generation sales to utilities and customers outside of its largest customer (Publix Super Markets), and increases in revenue from virtually all of its growing complementary businesses, including utility infrastructure projects (UtilityEngineering, Utility Services, PowerServices and federal projects), and energy efficiency (EnergyLite and EfficientLights). In total, the Company’s non-Publix revenues reached an all time high $19.8 million, and increased 71% versus the prior year period.
The Company’s fourth quarter gross profit as a percentage of revenue of 35.8% also achieved an all-time high for any quarter, and increased 7.1 percentage points versus the prior year period. This result was driven by favorabilities in the mix of revenue toward higher margin projects and product lines, and continuing improvements in the efficiency of the Company’s manufacturing and operations activities.
Fourth quarter operating expenses were $8.6 million, increasing $1.7 million, or 25.2%, versus the prior year period. The increase in operating expenses was driven by increases in SG&A and sales expense related to continuing investments the Company is making in organizational infrastructure, facilities, and sales expense. These investments are to support the growth and operational improvements in its core distributed generation business, as well as growing complementary business lines. Also included in fourth quarter SG&A is stock compensation expense related to FAS 123(R) of $1.1 million, an increase over the prior year period of $0.9 million.
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased with our fourth quarter results. We continue to see strong demand in our core distributed generation business, including our recently announced recurring revenue and project-based contract wins. Additionally, our complementary business lines are developing nicely, with growth across the board, as we continue to find ways to help our utility partners and their customers with solutions that meet their growing list of energy-related needs. We are particularly pleased with our strong margin performance, which is a testament to the focus of our people on working smart, and driving operational efficiencies throughout our business. We are also proud of our balance sheet, as we finished the year with $28.7 million in cash and no debt.

2007 marked a year of significant operational improvement for PowerSecure, and these improvements, along with our investments in infrastructure and sales, position us well to continue to deliver profitable, long-term growth against the tremendous opportunity we see in the marketplace for our technology, products, services, and expertise.”
Full year 2007 revenue and diluted E.P.S. was $111.1 million, and ($0.10), respectively. Diluted E.P.S. includes the impact of a $14.1 million restructuring charge incurred in the Company’s second fiscal quarter, a $1.3 million anticipated loss on disposal of the Metretek Florida subsidiary recorded as a component of discontinued operations, and the recognition of $2.0 million in tax benefits related to net operating loss carry forwards in the fourth quarter. Excluding these impacts, fiscal 2007 diluted E.P.S. was $0.69, and fiscal 2007 diluted E.P.S. from continuing operations was $0.65 (referred to as “Adjusted diluted E.P.S.”, see non-GAAP reconciliation below).
Mr. Hinton, commenting on the outlook for 2008 and beyond, said, “Looking forward, we will continue our strategic focus on moving our business model toward a greater composition of recurring revenues in order to enhance the consistency of our revenue and profit, as well as enhance our operating margins. Additionally, we will continue to focus on the development of revenue streams which are complementary to our core distributed generation business, and new business development to fill our operating capacity once our major projects with Publix are complete. Utilizing our 2007 ‘Adjusted diluted E.P.S. from continuing operations’ of $0.65 as a baseline, we expect full year 2008 revenue in the range of $120 to $130 million, and E.P.S. from continuing operations in the range of $0.70 to $0.90. This expectation factors in that a previously announced $16 million project to be completed in mid-2008 will be recorded under our new recurring revenue model, and will therefore be recognized over the seven-year life of the contract. It also includes continuing investments in SG&A, sales, and depreciation to support our long-term growth and new business development activities.”
Mr. Hinton continued, “We have also completed an important long-term planning exercise, and are very excited about our long-term prospects for continued profitable growth. As a result of this planning exercise, we have established 5-year financial goals of delivering compound revenue growth in the “high teens”, and compound E.P.S. growth of 25-30%. In the near and medium term, we expect to continue the transition in our business towards an increasing base of recurring revenue (with longer revenue recognition cycles and higher margins), and increases in business lines complementary to our core distributed generation business. This transition will mean that near and mid-term rates of growth in revenue and profit will be lower, with greater growth rates later in the 5-year period. This transition will begin in the second half of 2008, will become more pronounced in 2009, and normalize in 2010. Our E.P.S. goals incorporate the continued expansion of gross margins, and continued investments in SG&A and sales expense to enhance the long-term growth of our business. Additionally, we expect our balance sheet to remain strong, and that we will begin to use our financial capacity to fund capital expenditures to grow our recurring revenue business as we move through the second half of 2008 and beyond.”
The Company announced today it has adopted a new guidance policy, which includes providing forward looking guidance on business metrics for timeframes the Company believes are reasonable and appropriate, while recognizing that due to its business model, fluctuations in its operating results in any particular period can be significant, are difficult to predict, and may not be indicative of future period’s results. Under this policy, the foregoing fiscal 2008 expectations provided above will be the last time the Company issues specific annual estimates, and after this earnings release the Company will not provide any future affirmations or updates to these 2008 estimates, whether due to changes in expectations, new information, new developments, or otherwise. Instead, the company has adopted an on-going policy of issuing 5-year goals for key operating metrics. The Company’s intentions are to update these 5-year goals annually, or at such other intervals as it deems appropriate, although it undertakes no obligation to do so.
The Company will host a conference call today 5:15-6:15 p.m. EDT to discuss its fourth quarter 2007 results. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-680-0860 (or 617-213-4852 if dialing internationally), and providing passcode 91333975. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning at 7:15 p.m. EDT on March 13, 2008 through midnight EDT on April 10, 2008. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter passcode 25452482. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is focused on delivering value to utilities and their commercial, institutional, and industrial customers in the areas of distributed generation, energy conservation and utility infrastructure. PowerSecure’s core Distributed Generation business leads the energy management and conservation industry, by enabling utilities to avoid new investments in utility infrastructure for transmitting and distributing power, and locating the generation at the customer’s site. PowerSecure is a pioneer in developing utility partnerships that provide utilities with dedicated electric power generation assets, and customers with the most dependable standby power available in the industry. The Company’s intelligent Interactive Distributed Generation® monitoring systems, in conjunction with superior switching technology, manage load curtailment and peak demand to ensure that power is available when needed, and ensure maximum efficiencies are achieved. PowerSecure also provides utilities with regulatory consulting, energy system engineering and construction, and energy conservation services. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the guidance and outlook of the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company and its subsidiaries; the outlook for future gains in the Company’s revenues due to its business initiatives; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company’s subsidiaries; the size, timing and terms of sales and orders, including large customer orders, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the ability of the Company’s subsidiaries to obtain adequate supplies of key components and materials for their products and technologies on a timely and cost-effective basis; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to attract, retain, and motivate key personnel; changes in the energy industry in general and the electricity and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; general economic, market and business conditions; the effects of pending and future litigation, claims and disputes; as well as those other risks, uncertainties and other factors identified from time to time in the Company’s Annual Reports on Form 10-K, including for the year ended December 31, 2007, to be filed on or about March 14, 2008, as well as in previous and subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
($000’s except per share data)

	Fourth Quarter Ended		Year Ended
	December 31		December 31
	2007	2006	2007	2006

Revenue	36,876	34,484	111,113	115,703
Cost of sales	23,692	24,599	76,805	84,104

Gross Profit	13,183	9,885	34,307	31,598

Operating expenses
General and administrative	7,011	5,782	22,489	19,011
Selling, marketing, and service	1,144	729	3,575	2,860
Depreciation and amortization	416	292	1,500	885
Research and development	39	73	148	73
Restructuring charges	0	0	14,139	0

Total operating expenses	8,610	6,876	41,851	22,828

Operating income (loss)	4,574	3,008	(7,544)	8,770

Other income (expense)
Management fees	117	89	423	366
Interest and other income	361	239	1,156	716
Interest and finance charges	(25)	(9)	(57)	(144)
Equity income	796	343	2,774	2,221
Litigation settlements	0	343	385	343
Minority interest	24	0	30	(72)

Income (loss) before income taxes	5,848	4,013	(2,833)	12,200
Income tax benefit (provision)	2,472	(203)	1,834	(465)

Income (loss) from continuing operations	8,319	3,810	(1,000)	11,733

Discontinued operations (Metretek Florida Subsidiary)
Loss on Disposal	(1,120)	0	(1,261)	0
Income (loss) from operations	159	120	652	(28)

Loss on discontinued operations	(961)	120	(609)	(28)

Net income (loss)	7,358	3,930	(1,608)	11,705

EARNINGS PER SHARE AMOUNTS (“E.P.S”):
Income (loss) from continuing operations:
Basic	0.51	0.24	(0.06)	0.78

Diluted	0.48	0.22	(0.06)	0.71

Net Income (loss):
Basic	0.45	0.25	(0.10)	0.78

Diluted	0.43	0.23	(0.10)	0.71

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	16,254	15,788	16,045	15,063

Diluted	17,240	17,050	16,045	16,477

PowerSecure International, Inc.
Condensed Consolidated Balance Sheets (unaudited)
($000’s)

	Year Ended
	December 31
ASSETS	2007	2006
CURRENT ASSETS:
Cash and cash equivalents	28,710	15,916
Trade receivables, net of allowance for doubtful accounts	36,753	40,255
Other receivables	376	431
Inventories	20,786	12,882
Deferred income taxes	2,529	232
Prepaid expenses and other current assets	1,091	819
Assets of discontinued operations held for sale	2,400	144

Total Current Assets	92,645	70,680

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	6,489	6,525
Vehicles	175	167
Furniture and fixtures	615	568
Land, building, and improvements	1,013	1,073

Total property, plant, and equipment at cost	8,291	8,333
Less accumulated depreciation and amortization	2,640	3,889

Property, plant, and equipment, net	5,651	4,444

OTHER ASSETS:
Goodwill	7,256	9,146
Restricted annuity contract	2,001	0
Intangible rights and capitalized software costs, net of accumulated amortization	1,661	1,764
Investments in unconsolidated affiliate	3,652	3,514
Other assets	158	151

Total other assets	14,728	14,575

TOTAL ASSETS	113,023	89,699

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	11,322	15,091
Accrued and other liabilities	35,156	16,027
Restructuring charges payable	4,048	0
Current income taxes payable	0	570
Liabilities of discontinued operations held for sale	755	0
Current unrecognized tax benefit	84	0
Capital lease obligations	1	5

Total current liabilities	51,366	31,692

NON-CURRENT UNRECOGNIZED TAX BENEFIT	674	0

NON-CURRENT RESTRUCTURING CHARGES	1,683	0

DEFERRED COMPENSATION OBLIGATION	55	0

NON-CURRENT CAPITAL LEASE OBLIGATIONS	5	7

STOCKHOLDERS’ EQUITY
Perferred stock — undesignated	0	0
Preferred stock — Series C	0	0
Common stock	169	158
Additional paid-in-capital	105,473	102,288
Accumulated deficit	(46,402)	(44,446)

Total stockholders’ equity	59,240	58,000

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	113,023	89,699

PowerSecure International, Inc.
Condensed Statement of Cash Flows (unaudited)
($000’s)

	Year Ended December 31
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	(1,608)	11,705
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss from discontinued operation	608	0
Restructuring charges, net of cash payments	5,729	0
Depreciation and amortization	1,500	992
Minority interest in subsidiary	(30)	72
Deferred income taxes	(2,296)	278
Loss on disposal of property, plant and equipment	90	43
Equity in income of unconsolidated affiliate	(2,774)	(2,221)
Distributions from unconsolidated affiliate	2,575	1,812
Stock compensation expense	2,092	778
Changes in operating assets and liabilities, net of effect of aquisitons:
Trade receivables, net	3,502	(28,181)
Inventories	(7,903)	(9,390)
Other current assets	(785)	(686)
Other noncurrent assets	(7)	(91)
Accounts payable	(3,839)	11,718
Accrued and other liabilities	19,350	7,380
Unrecognized tax benefits	411	0
Deferred compensation obligation	55	0
Retirement annuity	(23)	0

Net cash provided by (used in) continuing operations	16,644	(5,790)
Net cash provided by (used in) discontinued operations	(38)	48

Net cash provided by (used in) operating activities	16,607	(5,741)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in unconsolidated affiliate	0	(1,260)
Additions to intangible rights and software development	(574)	(98)
Purchases of property, plant and equipment	(2,147)	(1,356)
Purchase of restricted annuity contract	(1,978)	0
Acquisitions, net of cash acquired	0	(2,345)
Proceeds from sale of property, plant and equipment	8	17

Net cash used in investing activities	(4,692)	(5,042)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from private placement	0	26,221
Proceeds from stock warrant and option exercises	1,104	3,066
Net payments on line of credit	0	(1,314)
Proceeds from equipment and project loans	0	0
Principal payments on long-term notes payable	0	(3,375)
Cash distributions to minority interests	0	0
Payments on preferred stock redemptions	(220)	(81)
Payments on capital lease obligations	(5)	(5)

Net cash provided by (used in) financing activities	878	24,511

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	12,793	13,728

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	15,916	2,188

CASH AND CASH EQUIVALENTS AT END OF YEAR	28,710	15,916

PowerSecure International, Inc.
Non-GAAP Financial Measure Reconciliation
Adjusted diluted E.P.S.

	Fourth Quarter ended December 31
	2007				2006
	Income		Diluted		Income		Diluted
	from		E.P.S. from		from		E.P.S. from
	Continuing	Net	Continuing	Diluted	Continuing	Net	Continuing	Diluted
($000’s except per share data)	Operations	Income	Operations (1)	E.P.S.(1)	Operations	Income	Operations (1)	E.P.S.(1)

As Reported GAAP Measure	8,319	7,358	0.48	0.43	3,810	3,930	0.22	0.23
Add Back: Loss on Metretek Florida Sale		1,120		0.06
Subtract: NOL Tax Benefits	(1,992)	(1,992)	(0.12)	(0.12)

“Adjusted” non-GAAP Measure	6,327	6,486	0.37	0.38	3,810	3,930	0.22	0.23
% Growth versus prior year period			68%	65%

Weighted Average Diluted Shares — As Reported			17,240	17,240			17,050	17,050

	Year ended December 31
	2007				2006
	Income		Diluted		Income		Diluted
	from		E.P.S. from		from		E.P.S. from
	Continuing	Net	Continuing	Diluted	Continuing	Net	Continuing	Diluted
	Operations	Income	Operations (1)	E.P.S.(1)	Operations	Income	Operations (1)	E.P.S.(1)

As Reported GAAP Measure	(1,000)	(1,608)	(0.06)	(0.10)	11,733	11,705	0.71	0.71
Add Back: 2Q07 Restructuring Charge	14,139	14,139	0.83	0.83
Add Back: Loss on Disposition of Metretek Florida		1,261		0.07
Subtract: NOL Tax Benefits	(1,992)	(1,992)	(0.12)	(0.12)

“Adjusted” non-GAAP Measure	11,147	11,800	0.65	0.69	11,733	11,705	0.71	0.71
% Growth versus prior year period			-8%	-3%

Weighted Average Diluted Shares — “As Reported”			16,045	16,045			16,477	16,477
Weighted Average Diluted Shares — Non-GAAP E.P.S. Measure (2)			17,102	17,102

(1)	Diluted E.P.S. for adjustment items is calculated with zero tax impact given the Company’s net operating loss carryforwards

(2)	Weighted Average Diluted Shares utilized Basic share figure in “As Reported” calculation due to the Company’s net loss position the diluted shares count is utilized in Non-GAAP E.P.S. measure due to the positive net income result after adjustments
Non-GAAP Income from Continuing Operations:
References by the Company to “Adjusted E.P.S.”, and the other “Adjusted” non-GAAP measures of income or loss from continuing operations, net income, diluted E.P.S. from continuing operations, and diluted E.P.S. shown above constitute non-GAAP financial measures. They refer to the Company’s GAAP income or loss from continuing operations, net income, diluted E.P.S. from continuing operations, and diluted E.P.S., excluding the following items: 1) restructuring costs incurred in the Company’s second quarter of fiscal 2007, 2) the loss incurred by the Company in relation to its pending sale of its Metretek Florida subsidiary recorded in its fourth fiscal quarter of 2007, and 3) tax benefits related to its net operating loss position recognized in its fourth fiscal quarter of 2007.
The Company believes providing non-GAAP measures which adjust for these items, which are not indicative of the results of the Company’s operations, are useful tools permitting management and the board of directors to measure, monitor and evaluate the Company’s operating performance and to make operating decisions. Non-GAAP Adjusted E.P.S. and the other “Adjusted” non-GAAP measures of income or loss from continuing operations, net income, diluted E.P.S. from continuing operations, and diluted E.P.S. shown above are also used by management to assist it in planning and forecasting future operations and making future operating decisions.

The Company also believes these non-GAAP measures provide meaningful information to investors in terms of enhancing their understanding of the Company’s core operating performance and results and allowing investors to more easily compare the Company’s financial performance on an operating basis in different fiscal periods, and also correspond more closely to investors and analyst’s estimates. However, these non-GAAP measures may not be directly comparable to similarly defined measures as reported by other companies. “Adjusted E.P.S.”, and the other “Adjusted” non-GAAP measures of income or loss from continuing operations, net income, diluted E.P.S. from continuing operations, and diluted E.P.S. should be considered only as supplements to, and not as substitutes for or in isolation from, other measures of financial information prepared in accordance with GAAP, such as GAAP net income, GAAP net income per share, GAAP income from continuing operations, or GAAP income from continuing operations per share.
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